Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Allianz Funds Multi-Strategy Trust of our report dated November 25, 2019, relating to the financial statements and financial highlights for the funds constituting the Allianz Funds Multi-Strategy Trust listed in Appendix A (the “Funds”), which appears in the Funds’ Annual Report on Form N-CSR for the year ended September 30, 2019. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 31, 2020

Appendix A

1.	AllianzGI Retirement 2020 Fund
2.	AllianzGI Retirement 2025 Fund
3.	AllianzGI Retirement 2030 Fund
4.	AllianzGI Retirement 2035 Fund
5.	AllianzGI Retirement 2040 Fund
6.	AllianzGI Retirement 2045 Fund
7.	AllianzGI Retirement 2050 Fund
8.	AllianzGI Retirement 2055 Fund
9.	AllianzGI Multi Asset Income Fund
10.	AllianzGI Global Allocation Fund
11.	AllianzGI Best Styles Global Equity Fund
12.	AllianzGI Best Styles International Equity Fund
13.	AllianzGI Best Styles U.S. Equity Fund
14.	AllianzGI Convertible Fund
15.	AllianzGI Core Bond Fund
16.	AllianzGI Core Plus Bond Fund
17.	AllianzGI Emerging Markets Consumer Fund
18.	AllianzGI Emerging Markets SRI Debt Fund (formerly AllianzGI Emerging Markets Debt Fund)
19.	AllianzGI Emerging Markets Small-Cap Fund
20.	AllianzGI Global Dynamic Allocation Fund
21.	AllianzGI Global High Yield Fund
22.	AllianzGI Global Sustainability Fund
23.	AllianzGI Global Water Fund
24.	AllianzGI High Yield Bond Fund
25.	AllianzGI Green Bond Fund
26.	AllianzGI International Small-Cap Fund
27.	AllianzGI Micro Cap Fund
28.	AllianzGI NFJ Emerging Markets Value Fund
29.	AllianzGI PerformanceFee Managed Futures Strategy Fund
30.	AllianzGI PerformanceFee Structured US Equity Fund
31.	AllianzGI PerformanceFee Structured US Fixed Income Fund
32.	AllianzGI Preferred Securities and Income Fund
33.	AllianzGI Floating Rate Note Fund (formerly AllianzGI Real Estate Debt Fund)
34.	AllianzGI Short Duration High Income Fund
35.	AllianzGI Short Term Bond Fund
36.	AllianzGI Structured Return Fund
37.	AllianzGI U.S. Equity Hedged Fund
38.	AllianzGI Ultra Micro Cap Fund

2